SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Life USA HOLDING, INC.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

(3)      Filing party:

     (4)  Date filed:




[LOGO] LIFEUSA(R)

Box 59060
Minneapolis, Minnesota 55459-0060
612-546-7386


March 12, 1997


To Our Shareholders:

     The Board of Directors of Life USA Holding, Inc. joins me in extending you a cordial invitation to attend our 1997 Annual Meeting of Shareholders. The meeting will be held in the Shelard Park General Cinema, at Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426, at 9:00 a.m., local time, on Tuesday, April 15, 1997.

     In addition to voting on the matters described in the accompanying Proxy Statement, we will review Life USA's 1996 business and discuss our direction for the coming years. There will also be an opportunity to discuss other matters of interest to you as a shareholder.

     It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign the enclosed proxy card and return it in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

     We hope that you will be able to attend the meeting, and we look forward to seeing you.

                                            Sincerely,
                                            /s/ Robert W. Macdonald
                                            ------------------------------------
                                            Robert W. MacDonald, CLU
                                            Chairman and Chief Executive Officer

Enclosures



                            LIFE USA HOLDING, INC.
                          INTERCHANGE NORTH BUILDING
                            300 SOUTH HIGHWAY 169
                         MINNEAPOLIS, MINNESOTA 55426


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 15, 1997

TO THE SHAREHOLDERS OF Life USA HOLDING, INC.:

     The Annual Meeting of Shareholders of Life USA Holding, Inc. will be held at the Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426, on Tuesday, April 15, 1997, in the Shelard Park General Cinema, at 9:00 a.m., local time, for the following purposes:

     1)   To elect the Board of Directors consisting of nine (9) directors;

     2) To approve an amendment to the Life USA Holding, Inc. 1990 Stock Option Plan, as amended, increasing the number of shares of the Company's Common Stock reserved for issuance under the Plan by 1,000,000 shares to an aggregate of 4,000,000 shares;

     3) To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year 1997; and

     4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Shareholders of record on February 14, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO READ CAREFULLY THE ATTACHED PROXY STATEMENT. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED CARD AUTHORIZING REPRESENTATIVES OF THE PRESENT BOARD OF DIRECTORS OF THE COMPANY TO VOTE FOR YOU AT THE MEETING.

                                       By Order of the Board of Directors

                                       Life USA HOLDING, INC.

                                       /s/ Margery G. Hughes
                                       Margery G. Hughes
                                       PRESIDENT

Minneapolis, Minnesota
March 12, 1997


                               PROXY STATEMENT
                                      OF
                            Life USA HOLDING, INC.
                          INTERCHANGE NORTH BUILDING
                            300 SOUTH HIGHWAY 169
                         MINNEAPOLIS, MINNESOTA 55426

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 15, 1997

                              PROXIES AND VOTING

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Life USA Holding, Inc. (the "Company") to be used at the Annual Meeting of the Shareholders of the Company to be held at 9:00 a.m., local time, on April 15, 1997, at the Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426 in the Shelard Park General Cinema. The meeting has been called for the purposes set forth in the notice of the meeting. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 12, 1997.

     Only shareholders of record as of the close of business on February 14, 1997, will be entitled to vote at the Annual Meeting. At the close of business on February 14, 1997, the Company had outstanding 21,262,095 shares of common stock, $.01 par value ("Common Stock").

     Holders of Common Stock of record at the close of business on February 14, 1997, voting together as a single class, will be entitled to one vote per share on the following proposals: (1) to elect the Board of Directors; (2) to approve an amendment to the Life USA Holding, Inc. 1990 Stock Option Plan increasing the number of shares of the Company's Common Stock reserved for issuance under the Plan by 1,000,000 shares to 4,000,000 shares; (3) to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year 1997; and (4) to transact any other business as may properly come before the meeting.

     The quorum required to hold the meeting is a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy. If a quorum is present, the affirmative vote in person or by proxy, of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting, voting together as a single class, will be necessary for the adoption of proposals 1, 2 and 3 listed in the notice of the meeting.


                PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP
                             OF MANAGEMENT TABLE

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 14, 1997 by
(i) all persons known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table and each director or nominee for director of the Company, and (iii) all executive officers and directors of the Company as a group. As of February 14, 1997, there were 21,262,095 outstanding shares of Common Stock.


                                                            PERCENTAGE OF
                                           NUMBER OF         OUTSTANDING
NAME AND ADDRESS                            SHARES          SHARES AS OF
OF BENEFICIAL OWNER(1)                       OWNED        FEBRUARY 14, 1997
----------------------                    -----------     -----------------

Hugh Alexander                                27,502(2)           *

Jack H. Blaine                                22,368(3)           *

Joseph W. Carlson                            608,617             2.86%

Margery G. Hughes                            331,538(4)          1.54%

Barbara J. Lautzenheiser                      18,500(5)           *

Robert W. MacDonald                        1,959,045             9.21%

Robert J. Oster                              109,014(6)           *

Daniel J. Rourke                             605,347             2.85%

Ralph Strangis                                70,999(7)(8)        *

Donald J. Urban                              617,965             2.91%

Mark A. Zesbaugh                             122,924(9)           *

FMR Corporation                            2,192,300(10)        10.31%

All Directors and Executive Officers
 as a Group (13 Persons)                   4,583,800(11)        21.54%

-----------------------
* Indicates less than one percent (1%) of Common Stock outstanding on February 14, 1997.

(1) The address of Messrs. MacDonald, Carlson, Rourke, Urban, and Zesbaugh and Ms. Hughes is Interchange North Building, 300 South Highway 169, Minneapolis, MN 55426. The address of Mr. Alexander is 216 16th Street, Suite 1300, Denver, CO 80202. The address of Mr. Blaine is 13873 Park Center Road, Suite 329, Herndon, VA 22071. The address of Ms. Lautzenheiser is City Place III, 11th Floor, Hartford, CT 06103. The address of Mr. Oster is 3000 Sand Hill Road, Suite 3-210, Menlo Park, CA 94025. The address of Mr. Strangis is 5500 Norwest Center, 90 South Seventh Street, Minneapolis, MN 55402. The principal address of FMR Corporation is 82 Devonshire Street, Boston, MA 02109.

(2) Includes shares issuable upon the exercise of options to acquire 21,202 shares of Common Stock at prices ranging from $6.00 to $19.50 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $9.375 which vest on April 16, 1997. Excludes shares issuable upon the exercise of options to acquire 1,000 shares of Common Stock at $11.5625 which vest on July 15, 1997.

(3) Includes shares issuable upon the exercise of options to acquire 20,368 shares of Common Stock at prices ranging from $6.00 to $19.50 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $9.375 per share which vest on April 16, 1997. Excludes shares issuable upon the exercise of options to acquire 1,000 shares of Common Stock at $11.5625 which vest on July 15, 1997.

(4) Includes shares issuable upon the exercise of options to acquire 321,502 shares of Common Stock at prices ranging from $6.00 to $24.00 per share which are presently exercisable and 444 shares of Common Stock issuable upon the conversion of the $10,000 principal amount of the Company's convertible subordinated debentures due 2000 held by Ms. Hughes. Excludes shares issuable upon the exercise of options to acquire 75,000 shares of Common Stock at $10.50 per share which vest on January 1, 1998.

(5) Includes shares issuable upon the exercise of options to acquire 16,000 shares of Common Stock at prices ranging from $8.25 to $19.50 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $9.375 per share which vest on April 16, 1997. Excludes shares issuable upon the exercise of options to acquire 1,000 shares of Common Stock at $11.5625 which vest on July 15, 1997.

(6) Includes shares issuable upon the exercise of options to acquire 12,000 shares of Common Stock at prices ranging from $8.25 to $19.50 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $9.375 per share which vest on April 16, 1997. Excludes shares issuable upon the exercise of options to acquire 1,000 shares of Common Stock at $11.5625 which vest on July 15, 1997.

(7) Includes shares issuable upon the exercise of options to acquire 12,000 shares of Common Stock at prices ranging from $8.25 to $19.50 per share which are presently exercisable and options to acquire 1,000 shares of Common Stock at $9.375 per share which vest on April 16, 1997. Excludes shares issuable upon the exercise of options to acquire 1,000 shares of Common Stock at $11.5625 which vest on July 15, 1997.

(8) Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Strangis is a member and which serves as counsel for the Company, beneficially own an aggregate of 255,831 shares of Common Stock or, with Mr. Strangis' shares, including the shares issuable upon exercise of options presently exercisable or exercisable on April 16, 1997, 326,830 shares (approximately 1.55% of the outstanding shares of Common Stock at February 14, 1997).

(9) Includes shares issuable upon the exercise of options to acquire 113,222 shares of Common Stock at prices ranging from $6.00 to $18.75 per share which are presently exercisable. Excludes shares issuable upon the exercise of the following options: options to acquire 18,750 shares of Common Stock at $10.50 per share which vest on January 1, 1998; options to acquire 33,333 shares of Common Stock at $11.5625 per share which vest on January 15, 1998; options to acquire 50,000 shares of Common Stock at $9.00 per share which vest on January 17, 1998; options to acquire 33,334 shares of Common Stock at $11.5625 per share which vest on January 15, 1999; options to acquire 50,000 shares of Common Stock at $9.00 per share which vest on January 17, 1999; and options to acquire 33,333 shares of Common Stock at $11.5625 per share which vest on January 15, 2000.

(10) The information set forth herein is based on a Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission.

(11) Includes 601,584 shares issuable upon the exercise of options presently exercisable.


                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the nine nominees named below to the Company's Board of Directors for a term of one year and/or until their successors are duly elected and qualified. All nominees listed below are currently serving as directors. The terms of all current directors will expire at this Annual Meeting. In the event that any one or more of the following named nominees shall unexpectedly become unavailable before election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

     The following nine persons have been nominated by the Company's Board of Directors for election as directors at this Annual Meeting:

          Hugh Alexander                 Daniel J. Rourke

          Jack H. Blaine                 Ralph Strangis

          Margery G. Hughes              Donald J. Urban

          Barbara J. Lautzenheiser       Mark A. Zesbaugh

          Robert W. MacDonald

The Board of Directors unanimously recommends a vote FOR each nominee.

BUSINESS EXPERIENCE OF DIRECTORS

     The following sets forth information concerning existing directors and nominees for director, including their ages, principal occupations for at least the past five years and directorships with other public corporations.

     HUGH ALEXANDER (50) has been a director of the Company since October 1991. Since 1986, Mr. Alexander has been a principal of Hugh Alexander & Associates, LTD. a firm providing consulting services to the insurance industry. Since 1987, Mr. Alexander has been a principal of the Alexander Law Firm, P.C., or its predecessors.

     JACK H. BLAINE (62) has been a director of the Company since October 1991. Since February 1992, Mr. Blaine has been President of the National Organization of Life and Health Insurance Guaranty Associations, an association of the life and health insolvency guaranty funds of the 50 states, Washington, D.C. and Puerto Rico. Prior thereto, Mr. Blaine was of counsel to the law firm of LeBoeuf, Lamb, Greene and MacRae from May 1991 to February 1992. From 1989 to 1991, Mr. Blaine worked for a trade association of property and casualty reinsurance companies, where he was the president. From 1966 to 1989, Mr. Blaine worked for the American Council of Life Insurance, a national trade association of life insurance companies, where he was Vice President and General Counsel.

     JOSEPH W. CARLSON (59) was a director and President of the Company from September 1990 until his retirement in April 1996, and served as Chief Financial Officer from February 1987 to January 1995. From the Company's inception in February 1987 to April 1996, Mr. Carlson was Treasurer and Secretary of the Company. Mr. Carlson was Senior Vice President of LifeUSA Insurance Company ("LifeUSA") since its acquisition by the Company in September 1987 until his retirement in April 1996 and was Chief Financial Officer and Treasurer of LifeUSA from September 1987 to April 1992. From 1977 until he resigned in 1987 to form the Company with the other founders, Mr. Carlson was Vice President and Comptroller of ITT Life Insurance Corporation. From 1954 through 1977, Mr. Carlson held various financial positions with life insurance companies and a life insurance trade association.

     MARGERY G. HUGHES (46) has been a director since April 1991, and President of the Company since April 1996. Ms. Hughes was Senior Vice President of the Company from January 1991 to April 1996 and Executive Vice President of LifeUSA from April 1992 to April 1996. Ms. Hughes held the positions of Vice President and Acting Chief Operating Officer of LifeUSA from October through December 1990. She also served as organizational development and communications consultant to the Company from its inception in February 1987 as a Vice President of Padilla, Speer, Beardsley, Inc., a firm specializing in public relations, strategic planning, corporate development and communications for public and non-public companies. Ms. Hughes has spent most of her career as a business communications consultant serving environmental, medical and insurance companies.

     BARBARA J. LAUTZENHEISER (58) has been a director of the Company since October 1992. Since 1986, Ms. Lautzenheiser has been a principal of Lautzenheiser & Associates, a management consulting firm specializing in financial services and government relations. From 1984 through 1985, Ms. Lautzenheiser was employed by the Signature Group, where she was President and Chief Operating Officer of their three insurance companies: a life and accident and health company, a personal property casualty company and a commercial property casualty and credit company. From 1980 through 1984, Ms. Lautzenheiser was Senior Vice President at Phoenix Mutual Life. From 1960 through 1980, Ms. Lautzenheiser was employed by Bankers Life Nebraska, during which time she held various positions ranging from Actuarial Trainee to Vice President and Actuary.

     ROBERT W. MACDONALD (54) has been Chairman, Chief Executive Officer and a director of the Company since its inception in February 1987, and has been Chief Executive Officer of LifeUSA since its acquisition by the Company in September 1987. Mr. MacDonald was President of the Company from inception through September 1990. From 1980 until he resigned in 1987 to form the Company with the other founders, Mr. MacDonald was the President and Chief Executive Officer of ITT Life Insurance Corporation. From 1965 through 1980, Mr. MacDonald held various marketing positions with life insurance companies.

     ROBERT J. OSTER (54) has been a director of the Company since May 1989 and has been a private investor since 1987. Prior thereto, Mr. Oster was Vice President of Finance & Administration and Chief Financial Officer of Oracle Systems Corporation (a multinational software company) from 1983 to 1987, and Vice President and Treasurer of Syntex Corporation (a multinational pharmaceutical company) from 1980 to 1983.

     DANIEL J. ROURKE (67) has been a director of the Company since April 1991, Senior Vice President and Chief Marketing Officer of the Company since its inception in February 1987, and Chairman of LifeUSA since April 1992. Mr. Rourke was also President of LifeUSA from its acquisition in September 1987 to April 1992. From 1986 until he resigned in 1987 to form the Company with the other founders, Mr. Rourke was Senior Vice President and Chief Marketing Officer of ITT Life Insurance Corporation. Prior thereto, Mr. Rourke was Vice President and Director of Sales of ITT Life Insurance Corporation from 1984 to 1986, owned and operated an independent field marketing organization from 1983 to 1985, and was Senior Vice President and Director of Agencies for National Investors Life Insurance Company from 1978 to 1982. From 1955 through 1978, Mr. Rourke held various sales and marketing positions with various life insurance companies.

     RALPH STRANGIS (60) has been a director of the Company since its inception in February 1987. Mr. Strangis has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A., counsel to the Company, for more than six years. Mr. Strangis is also a director of the following publicly traded companies: TCF Financial Corporation, the parent company of TCF Savings Bank Minnesota fsb (a federally chartered savings bank); Damark International, Inc. (a membership and information-based national direct marketing company); and Payless Cashways, Inc. (a retail building materials supplier).

     DONALD J. URBAN (55) has been a director of the Company since November 1992, Senior Vice President and Director of Sales of the Company since April 1987, and President of LifeUSA since April 1992. Mr. Urban was Senior Vice President of LifeUSA from its acquisition in September 1987 to April 1992. From 1972 to 1987, Mr. Urban owned and operated an independent life insurance marketing organization which represented ITT Life Insurance Corporation during such period. Prior thereto, Mr. Urban held sales and marketing positions with Minnesota National Life Insurance Company from 1968 to 1972 and was an agent and then a general agent with Fidelity Union Life Insurance Company from 1964 to 1968.

     MARK A. ZESBAUGH (32) has been a director since April 1995, Executive Vice President and Treasurer of the Company since April 1996, and Chief Financial Officer since January 1995. Mr. Zesbaugh was also Senior Vice President of the Company from January 1995 to April 1996. From May 1990 until January 1995, Mr. Zesbaugh held various financial positions with LifeUSA Insurance Company and has served as Vice President and Treasurer of LifeUSA since April 1992. From 1986 until joining the Company in May 1990, Mr. Zesbaugh was an auditor with Ernst & Young LLP.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of four (4) meetings and acted through two (2) unanimous written actions during 1996. All directors attended at least 75% of the meetings of the Board of Directors and any committee on which such directors served during the period.

     The Board of Directors has designated three standing committees. The Audit Committee, consisting of Messrs. Blaine, Oster and Strangis, reviews the scope of the work and fees of the Company's independent auditors and periodically meets with the Company's financial officers, internal auditors and independent auditors to review matters concerning the Company's financial statements and internal controls. The Audit Committee held three (3) meetings in 1996. The Compensation Committee, consisting of Messrs. Alexander, Oster and Strangis, reviews and determines the compensation, including base salary and bonus incentives, for the executive officers. The Compensation Committee held one (1) meeting in 1996. The Stock Option Committee, consisting of Messrs. MacDonald, Carlson, Oster and Strangis, administers and awards stock option grants under the Company's 1990 Stock Option Plan, but none of the committee members are eligible for grants under the Plan. The Stock Option Committee held one (1) meeting in 1996 and acted by three (3) unanimous written actions in 1996.

COMPENSATION OF DIRECTORS

     Directors who are not and have not been executive officers of the Company (Ms. Lautzenheiser and Messrs. Alexander, Blaine, Oster and Strangis) receive the following compensation for serving as a director of the Company: (i) $5,000 per meeting of the Board of Directors which they attend and $1,000 per committee meeting of the Board of Directors on which said director serves and attends if the committee meeting is not on the same date as a meeting of the Board of Directors, and (ii) an option for 1,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the meeting awarded under the Company's Director Option Plan. The Company reimburses travel and related expenses incurred by directors in attending meetings of the Board of Directors. In addition, the Company has purchased officers' and directors' liability insurance.

EMPLOYMENT AGREEMENTS

     In January 1997, the Company entered into employment agreements with Margery G. Hughes, President and Chief Operating Officer, and Mark A. Zesbaugh, Executive Vice President and Chief Financial Officer. Each agreement provides for their continued employment in her or his respective positions for the term of the agreement which is three years from January 1, 1997. The term automatically extends for one year on each January 1st beginning January 1, 1998, unless notice of non-extension is given. Each agreement provides certain protection in the event of a change of control (as defined) of the Company, including the lump sum payment of salary and bonus during the remaining term and the acceleration of any unvested stock options, in the event of an involuntary termination of employment by the Company without cause (as defined) or a termination by the executive for good reason (as defined) after a change of control.

ARRANGEMENTS WITH DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
  AND THEIR FAMILY MEMBERS

     During 1996, (i) Alexander Law Firm, P.C., of which Hugh Alexander is a shareholder, provided legal services to the Company and received $109,992 in legal fees, (ii) Kaplan, Strangis and Kaplan, P.A., of which Ralph Strangis is a partner, provided legal services to the Company and received $400,000 in legal fees, and (iii) Lautzenheiser & Associates, of which Barbara J. Lautzenheiser is a principal, provided actuarial and other consulting services to the Company and received $797,485 in consulting fees.

     During 1997, Alexander Law Firm, P.C. and Kaplan, Strangis and Kaplan, P.A. will provide legal services to the Company, and Lautzenheiser & Associates will provide actuarial and consulting services to the Company.


                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered in all capacities for the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                        ANNUAL             ------------
                                                     COMPENSATION             AWARDS
                                                  ------------------         --------
                                                                             OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY       BONUS         SARS(#)       COMPENSATION(1)
---------------------------             ----      ------       -----         --------      ---------------
Robert W. MacDonald                     1996     $650,000     $350,000          --            $275,000
 Chairman of the Board                  1995      500,000      500,000          --             100,000
 and Chief Executive Officer            1994      500,000            0          --                   0

Daniel J. Rourke                        1996      300,000      325,000          --               9,000
 Senior Vice President and              1995      247,500      250,000          --               9,000
 Chief Marketing Officer                1994      247,500            0          --               9,000

Donald J. Urban                         1996      275,000      325,000          --                   0
 Senior Vice President and              1995      225,000      250,000          --                   0
 Director of Sales                      1994      210,000            0          --                   0

Margery G. Hughes                       1996      300,000      325,000             0             9,000
 President and Chief                    1995      225,000      250,000             0             9,000
 Operating Officer                      1994      210,000            0       300,000 (2)         9,000

Mark A. Zesbaugh                        1996      200,000      200,000       150,000 (3)         9,000
 Chief Financial Officer, Executive     1995      125,000      125,000             0             7,500
 Vice President and Treasurer           1994       77,651            0        75,000 (3)         4,659


---------------------------
(1) Other compensation for 1996, 1995, and 1994 consists of Company contributions under the Employee Savings 401(k) Plan, except other compensation for Mr. MacDonald which represents the amount accrued under a deferred compensation arrangement for Mr. MacDonald.

(2) Option for 300,000 shares at an exercise price of $10.50 per share (fair market value on date of grant) granted on July 20, 1994 that vests 25% each year beginning January 1, 1995.

(3) Option for 150,000 shares at an exercise price of $9.00 (fair market value on the date of the grant) granted on January 17, 1996 that vests one-third on the first three anniversaries of the date of the grant. Option for 75,000 shares at an exercise price of $10,50 (fair market value on the date of the grant) granted on July 20, 1994 that vests 25% each year beginning January 1, 1995.

     The Company has not made any restricted stock grants to any of the executive officers named in the Summary Compensation Table.

                           OPTIONS/SAR GRANTS IN 1996

                                                                                     POTENTIAL
                                                                                     REALIZABLE
                                                                                      VALUE AT
                                                                                      ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                  APPRECIATION FOR
                                           INDIVIDUAL GRANTS                        OPTION TERM
                         ---------------------------------------------------   ----------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES    OPTIONS/
                          UNDERLYING  SARS GRANTED   EXERCISE
                           OPTIONS/   TO EMPLOYEES     PRICE      EXPIRATION      5%          10%       VALUE ($) AT
NAME                     SARS GRANTED    IN 1996     ($/SHARE)       DATE        ($)          ($)         12/31/96
----                     ------------  -----------   ---------    ----------   --------    ----------   ------------
Robert W. MacDonald           --           --            --           --          --           --             --
Daniel J. Rourke              --           --            --           --          --           --             --
Donald J. Urban               --           --            --           --          --           --             --
Joseph W. Carlson             --           --            --           --          --           --             --
Margery G. Hughes             --           --            --           --          --           --             --
Mark A. Zesbaugh           150,000       10.69%        $9.00       1/16/06     $849,002    $2,151,548    $  450,000


               1996 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                                              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                            FY-END OPTIONS/SAR VALUES
                           -------------------------------------------------------------------------------------------
                                                            NUMBER (#) OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                              SHARES                         OPTIONS/SARS AT FY-END       MONEY OPTIONS/SARS AT FY-END
                           ACQUIRED ON     VALUE          ----------------------------    ----------------------------
NAME                       EXERCISE (#)   REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       ------------   ------------    -----------    -------------    -----------    -------------
Robert W. MacDonald            --            --                --              --               --             --
Daniel J. Rourke               --            --                --              --               --             --
Donald J. Urban                --            --                --              --               --             --
Joseph W. Carlson              --            --                --              --               --             --
Margery G. Hughes              --            --             246,502         150,000         $560,761       $225,000
Mark A. Zesbaugh               --            --              44,472         187,500         $ 82,801       $506,250


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the following directors served on the Stock Option Committee which makes stock option grants under and administers the Company's 1990 Stock Option Plan: Joseph W. Carlson, Robert W. MacDonald, Robert J. Oster and Ralph Strangis. During 1996, the following directors served on the Compensation Committee which is responsible for approving compensation for the executive officers of the Company: Hugh Alexander, Robert J. Oster and Ralph Strangis. Mr. MacDonald is an executive officer and Mr. Carlson is a director and a former executive officer of the Company. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. which provides legal services to the Company and received fees of $400,000 for such services during 1996. Mr. Alexander is a principal of the Alexander Law Firm, P.C. which provides legal services to the Company and received fees of $109,992 for such services during 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports.

     To the Company's knowledge, based solely on a review of copies of reports filed with the SEC during 1996, all applicable Section 16(a) filing requirements were complied with except for the sale of 2,500 shares of Common Stock by Joseph
W. Carlson on May 25, 1996, which was not reported until Jane 20, 1996, and the sale of 15,000 share of Common Stock by Robert J. Oster on February 27, 1996, which was not reported until March 20, 1996.


                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company's Board of Directors has two committees which deal with executive officer compensation matters. The Compensation Committee is composed of three directors who are not executive officers of the Company: Messrs. Alexander, Oster and Strangis. The Compensation Committee is responsible for approving compensation for the executive officers of the Company. The Stock Option Committee consists of four members, two of whom are not executive officers (Messrs. Oster and Strangis), and one who is an executive officer (Mr. MacDonald), and one who is a former executive officer of the Company (Mr. Carlson). The Stock Option Committee is responsible for administering the Company's 1990 Stock Option Plan, as amended, (the "Option Plan") including determination of the stock options to be awarded under the Option Plan. None of the members of the Stock Option Committee have been or are eligible to receive options under the Option Plan. However, Messrs. Oster and Strangis together with the other non-employee directors receive stock option grants under the Life USA Director Option Plan.

     The following factors are taken into consideration by the Compensation Committee in determining the base salary and incentive compensation for the executive officers: (i) recommendations from the Chairman of the Board and Chief Executive Officer for the executive officers other than himself; (ii) the tenure, effort and importance of the executive officer to the Company's historic development and the development and maintenance of its corporate culture; (iii) growth and strategic targets for the compensation period, normally one fiscal year, and (iv) job performance by each executive officer in meeting corporate objectives of collected premiums, net operating income, net income, cost controls and strategic goals within his or her area of assigned responsibility. Although members of the Compensation Committee have available information on compensation practices of other companies, including general industry data published by compensation consultants, such data is not updated each year or given specific weight in determining executive compensation.

BASE SALARY

     It is the Compensation Committee's intent that base salaries for the executive officers be related to the executive's duties and responsibilities and take into account the size and growth of the Company. Base salaries for the executive officers have increased over the past three years consistent with the growth in the Company's assets and earnings, but the Compensation Committee does not assign any specific weighting to the individual factors.

     For 1997, the Compensation Committee has approved the following base annual salaries: Robert W. MacDonald -- $725,000; Daniel J. Rourke -- $325,000; Donald
J. Urban -- $315,000; Margery G. Hughes -- $315,000; Mark A. Zesbaugh $250,000.
The increase in the base salaries for the executive officers from 1996 to 1997 reflects their excellent job performance, their increased responsibilities associated with the Company's growth in assets and in force business, and their efforts in expanding the Company's distribution capabilities and controlling operating costs.

INCENTIVE COMPENSATION

     In recognition of the significant teamwork that is required for success, the Compensation Committee determines incentive compensation for the executive officers as a group. The executive officer group bonus pool is awarded based on achievement of predetermined performance targets. The objective performance levels are established at the beginning of the year. The Compensation Committee retains the discretion to increase or decrease the amount of the executive bonus pool from the performance formula to take into account special factors that may affect performance and other extraordinary circumstances as the Compensation Committee deems appropriate. Allocation of the bonus pool among members of the executive officer group is determined on the basis of recommendations from the Chairman of the Board and Chief Executive Officer after consulting with the members of the Compensation Committee. A similar incentive compensation program has been provided for the senior management of LifeUSA, the Company's insurance company subsidiary, and is allocated among the senior management of LifeUSA as determined by the executive officers of the Company.

     For 1996, the performance target was based on an increase in earnings per share (excluding capital gains or losses and extraordinary items). If actual performance was below the target but still represented an increase over 1995, the bonus pool would be proportionately reduced unless the actual performance was below a certain minimum increase in earnings per share at which point there would be no bonus pool. If the actual performance was above the target, the bonus pool would be proportionately increased, but the bonus pool would not, in any event, exceed twice the bonus pool at the target performance level.

     Actual performance for 1996 exceeded the performance target and the bonus pool was allocated among the six executive officers as follows: Robert W. MacDonald -- $625,000 (including $275,000 of deferred compensation); Daniel J. Rourke -- $325,000; Donald J. Urban -- $325,000; Margery G. Hughes -- $325,000;
and Mark A. Zesbaugh -- $200,000.

     For 1997, the Compensation Committee modified the incentive bonus program and determined that the performance measure will be the increase in operating income for 1997 over operating income for 1996, subject to certain adjustments. The 1997 bonus pool will be allocated among the executive officers of the Company other than Robert W. MacDonald, Chief Executive Officer, (six persons) as Mr. MacDonald determines in consultation with the Compensation Committee. The amount of the 1997 bonus pool will be a percentage (ranging from 3.75% to 5.0%) of the Company's operating income (as adjusted) for 1997 depending on the extent to which the percentage increase in operating income (as adjusted) for 1997 over 1996 equals or exceeds 12.5%. The factors which the Compensation Committee currently anticipates will be considered in determining Mr. MacDonald's bonus for 1997 are as follows (although no specific weighting of the factors has been assigned and other factors may be important based on the events which occur in 1997 and affect the financial performance of the Company in 1997): (i) the bonus amounts earned by the other named executive officers, (ii) the growth in operating income over 1996, (iii) the level of collected premium, and (iv) the achievement of strategic goals such as increasing LifeUSA's distribution system.

STOCK INCENTIVES

     The Stock Option Committee has determined that no options will be granted under the Option Plan to the three executive officers (Messrs. MacDonald, Rourke and Urban) who were also the founders of the Company and who have a substantial ownership interest in the Company.

     The Stock Option Committee made option awards to Ms. Hughes and Mr. Zesbaugh for the purpose of providing them with a substantial equity ownership interest in the Company which approaches the interests of the other named executive officers other than Mr. MacDonald, although their interest is still substantially less than the interests of the executive officers who founded the Company. The Stock Option Committee also considered the number of options granted each year in relation to the other annual grants which were made to other key employees.

     In July 1994, the Stock Option Committee determined it would be appropriate to make special, one-time stock option awards under the Option Plan to eight key employees for an aggregate of 1,050,000 shares at $10.50 per share (the then fair market value of the Common Stock), including options on 300,000 shares for Ms. Hughes and 75,000 shares for Mr. Zesbaugh who was, at that time, not an executive officer of the Company. The options vest, subject to continued employment, in four equal annual installments commencing January 1, 1995. The Stock Option Committee made the grants in order to recognize the outstanding contributions of the key employees selected for the awards and to provide those individuals with substantial stock incentives for the long-term performance of the Company. In order to stress the long-term aspects of the grants and to retain the key employees, the grants vest in four equal installments. The Stock Option Committee does not currently expect to make any additional significant option grants under the Option Plan during the vesting period of the special 1994 option grants to executive officers except to attract new key employees or to recognize special contributions or increases in responsibility of executive officers.

     In January 1996 and in recognition of the increased responsibilities assumed by Mark A. Zesbaugh as a result of his election as the Company's Chief Financial Officer in January 1995, the Stock Option Committee made a special one-time stock option grant to Mr. Zesbaugh of 150,000 shares at $9.00 per share (the then fair market value of the Common Stock). The option vests in three equal annual installments on the anniversary date of the grant. In January 1997 and in order to bring his equity stock incentives to a level deemed appropriate by the Stock Option Committee and to recognize his contributions to the Company, Mr. Zesbaugh was granted an additional stock option on 100,000 shares at $11.5625 (the then fair market value of the Common Stock) which option vests in three equal installments on the anniversary of the date of the grant.

EMPLOYMENT AGREEMENTS

     In January 1997, the Compensation Committee approved agreements for Margery
G. Hughes, President and Chief Operating Officer of the Company, and Mark A. Zesbaugh, Chief Financial Officer, Executive Vice President, and Treasurer of the Company. Each agreement provides for their continued employment in her or his respective positions for the term of the agreement which is three years beginning January 1, 1997. The term automatically extends for one year on each January 1st beginning January 1, 1998, unless notice of non-extension is given. Each agreement provides certain protection in the event of a change of control (as defined) of the Company, including the lump sum payment of salary and bonus during the remaining term and the acceleration of any unvested stock options, in the event of an involuntary termination of employment by the Company without cause (as defined), or a termination by the executive for good reason (as defined) after a change in control. The Compensation Committee determined it was in the Company's best interest to have employment agreements with Ms. Hughes and Mr. Zesbaugh because of their critical importance to the operation of the Company's business and strategic direction and because neither of them has the same level of share ownership in the Company as the other named executive officers in the Compensation Table who are founders of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Robert W. MacDonald, Chairman and Chief Executive Officer of the Company, received a base salary of $650,000, a bonus of $350,000 and a deferred compensation award of $275,000 in 1996. The bonus and deferred compensation were paid based on the Company exceeding the performance target for 1996 under the executive incentive bonus program for 1996. The Compensation Committee awarded Mr. MacDonald a portion of Mr. MacDonald's compensation in the form of deferred compensation in the amount of $275,000 in order to remain below the annual $1.0 million limitation on the deductibility of compensation to any named executive officer under Section 162(m) of the Internal Revenue Code. Under the deferred compensation arrangement, the Company purchased an annuity of its life insurance subsidiary in the amount of the deferred compensation. Upon termination of Mr. MacDonald's employment with the Company, the Company will annuitize the contract and pay Mr. MacDonald the amount of the annual annuity payout over the ten year period. Mr. MacDonald does not have any ownership interest in the annuity and the annuity is used solely by the Company as a funding device and for the determination of the amount of the deferred compensation payout.

     For 1997, the Compensation Committee increased the base salary for Mr. MacDonald to $725,000 due to the increased size of the Company and the commensurate increased responsibilities of the Chief Executive Officer. For 1997, Mr. MacDonald's bonus will be determined by the Compensation Committee in its discretion. The Compensation Committee has not established any specific bonus program for Mr. MacDonald, but currently intends to consider the following factors (although no specific weighting of the factors has been assigned and other factors may be important based on the events which occur in 1997 and affect the financial performance of the Company in 1997): (i) the bonus amounts earned by the other named executive officers, (ii) the growth in operating income over 1996, (iii) the level of collected premium, and (iv) the achievement of strategic goals such as increasing LifeUSA's distribution system.

OTHER INFORMATION

     Beginning in 1994, Section 162(m) of the Internal Revenue Code imposed an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future because, if the limitation otherwise applies, the Compensation Committee will consider deferring payment of a portion of the incentive compensation to remain under the $1.0 million annual deduction limitation. For 1996, in order to remain below the Section 162(m) limitation, the Compensation Committee provided deferred compensation of $275,000 for Mr. MacDonald as discussed above.

               Hugh Alexander               Robert J. Oster
               Compensation Committee       Compensation Committee
                                            Stock Option Committee

               Joseph W. Carlson            Ralph Strangis
               Stock Option Committee       Compensation Committee
                                            Stock Option Committee

               Robert W. MacDonald
               Stock Option Committee


                      COMMON STOCK PRICE PERFORMANCE CHART

     The following graph shows an annual comparison of the cumulative total return for the Company, the NASDAQ U.S. Companies Stock Index and the NASDAQ Insurance Stock Index for the period from December 31, 1991 to December 31, 1996. Prior to May 19, 1992 (the date on which the Company's Common Stock became a designated stock on The NASDAQ Stock Market), there was no trading market for the Company's Common Stock and the assumed value per share for the Company's Common Stock through such date was $6.00, the price at which the Company issued stock bonuses to agents writing business for its life insurance company subsidiary during this period. The graph assumes that $100 was invested on December 31, 1991.


                               [PLOT POINTS GRAPH]

                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                              1991            1992            1993            1994            1995           1996
                          ------------    ------------    ------------    ------------    ------------   ------------
Life USA Holding, Inc.       100.00          185.42          314.58          120.83          133.33         200.00

NASDAQ U.S. Companies
  Stock Index                100.00          116.38          133.59          130.59          184.67         227.16

NASDAQ Insurance Stock
  Index                      100.00          135.34          144.76          136.26          193.56         220.57


                                 PROPOSAL NO. 2

           AMENDMENT OF LIFE USA HOLDING, INC. 1990 STOCK OPTION PLAN

     In September 1990, the Board of Directors adopted the Life USA Holding, Inc. 1990 Stock Option Plan, subject to approval by the Company's shareholders. The Board of Directors has approved an amendment to the Option Plan to increase the number of shares of Common Stock reserved for options granted under the Option Plan from an aggregate of 3,000,000 shares to 4,000,000 shares.

     The purpose of the Option Plan is to provide incentives to key employees and consultants of the Company and its subsidiaries who contribute and are expected to contribute materially to the success of the Company, to provide a means of rewarding performance and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company.

     The Option Plan provides for the granting of stock options to key employees of the Company and its subsidiaries. An aggregate of 4,000,000 shares (which includes the additional 1,000,000 shares which the Company's shareholders are being asked to approve at the 1997 Annual Meeting of Shareholders) of the Company's Common Stock is reserved for issuance upon the exercise of options granted under the Option Plan, as amended. No options may be granted under the Option Plan after September 17, 2000.

ADMINISTRATION

     The Stock Option Committee (the "Committee") is responsible for the administration of the Option Plan and consists of at least three directors who are not, and have not been within a year prior to the appointment to the Committee, eligible to receive grants under the Option Plan. The Committee has general authority and discretion to determine the employees to whom, the exercise price, and the time or times at which options may be exercised, and the number of shares to be subject to each option. In addition, the Committee may prescribe the terms applicable to each grant of an option. The Committee is currently comprised of the following four directors: Messrs. Carlson, MacDonald, Oster and Strangis.

TERMS AND CONDITIONS OF OPTIONS

     Either incentive stock options ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options may be granted under the Option Plan. Options may be granted only to key employees and consultants of the Company and its subsidiaries who contributed, and are expected to contribute materially to the success of the Company and its subsidiaries.

     The purchase price of shares of Common Stock subject to options granted under the Option Plan is determined by the Committee, but shall not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted for ISOs, and not less than 85% of the fair market value on the date that the option is granted for non-qualified options. An option granted under the Option Plan vests at such rate and upon such conditions as the Committee may determine at the time the option is granted. No option granted under the Option Plan is transferable by the optionee during his or her lifetime. An option may be exercised only while the optionee is an employee or consultant to the Company or any of its subsidiaries or, in the event of a termination of employment or consulting arrangement other than by death or disability, within thirty (30) days after termination of employment (but not later than the expiration of the term of the option). Upon the death or disability of an optionee, the optionee or his or her legal or personal representative or beneficiaries may exercise an option to the extent exercisable by the optionee within ninety (90) days after the optionee's death or disability (but not later than the expiration of the term of the option). In the event any option expires or is canceled, surrendered, or terminated without being exercised, the shares subject to such option (or the unexercised portion thereof) will again be available for options under the Option Plan.

PAYMENT

     Payment for the shares of Common Stock purchased upon the exercise of an option under the Option Plan must be made in full at the time the option is exercised. The Committee, at its discretion, may permit shares of the Company's Common Stock to be tendered in payment of the exercise price and permit payment to be made by the optionee's broker from the sale or loan proceeds for such shares or any other securities the optionee may have in his or her account with the broker.

SURRENDER AND CANCELLATION OF OPTIONS

     The Committee is authorized to permit the surrender and cancellation of a previously granted option under the Option Plan and the grant of a replacement option. The previously granted option surrendered and canceled may be exercised at prices substantially higher than the exercise price of the shares of Common Stock on the date the replacement option is granted. Since the inception of the Option Plan, the Committee has not repriced any stock options granted under the Option Plan.

AMENDMENT

     The Option Plan may be amended by the Board of Directors, except that without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote at a meeting at which a quorum is present, the Board of Directors may not amend the Option Plan to: (i) increase the aggregate number of shares of Common Stock which may be issued and sold under the Option Plan (except such number of shares may be adjusted in the event of a recapitalization, stock dividend or similar event), (ii) decrease the minimum exercise price at which options may be granted under the Option Plan,
(iii) extend the period during which the options may be granted, or (iv) change the requirements as to the class of employees and consultants eligible to receive options.

TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. Under the present federal tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the shares of Common Stock acquired at the time of exercise over the exercise price will constitute an "item of tax preference" within the meaning of Section 57 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of the shares of Common Stock acquired through the exercise of an ISO within two years from the date of the grant and within one year of the exercise of the ISO, any gain realized upon a subsequent disposition of such shares will constitute a long-term capital gain to the optionee. If an optionee disposes of such shares within two years from the date of the grant or within one year of the date of exercise of the ISO, an amount equal to the lesser of (i) the excess of the fair market value of such shares on the date of the exercise over the exercise price, or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to the optionee.

     NON-QUALIFIED OPTIONS. Under the present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a non-qualified option. However, the optionee will realize ordinary income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the shares of Common Stock acquired upon exercise of such option over the exercise price, and the Company will receive a corresponding tax deduction.

OUTSTANDING OPTIONS

     As of February 14, 1997, the following options to acquire shares of the Common Stock were outstanding under the Option Plan: (i) no options to the five most highly compensated executive officers of the Company, other than options for 396,502 shares at exercise prices ranging from $6.00 to $24.00 per share to Margery G. Hughes, President and Chief Operating Officer of the Company, and options for 331,972 shares at exercise prices ranging from $6.00 to $18.75 per share to Mark A. Zesbaugh, Chief Financial Officer, Executive Vice President and Treasurer of the Company; (ii) options for an aggregate of 728,474 shares at exercise prices ranging from $6.00 to $24.00 per share to executive officers as a group, (iii) options for an aggregate of 21,570 shares at exercise prices ranging from $6.00 to $14.375 per share to directors who are not executive officers, consisting of 9,202 shares to Hugh Alexander, 8,368 shares to Jack H. Blaine, and 4,000 shares to Barbara J. Lautzenheiser; and (iv) options for an aggregate of 2,018,615 shares at exercise prices ranging from $6.00 to $28.00 per share to approximately 350 employees and consultants (excluding directors and executive officers). On the anniversary of his or her employment, each employee (other than executive officers) receives an option on the whole number of shares which is equal to 1% of the employee's salary. The option exercise price is the greater of $10.00 per share or 150% of the average closing bid price for the Company's Common Stock during the twenty trading days immediately preceding the date on which the option is granted. The option vesting period is determined by the Committee at the date of the grant. The vesting periods range from zero to four years for options granted under the Option Plan.

PROPOSED AMENDMENT

     The shareholders of the Company initially approved 666,666 shares of Common Stock for issuance under the Option Plan, and subsequently approved a 500,000 share increase in August 1992, a 500,000 share increase in July 1993, and an increase of 1,333,334 shares in April 1995. The shareholders at the 1997 Annual Meeting of Shareholders will be asked to approve a proposal to increase the number of shares of Common Stock reserved for issuance under the Option Plan by 1,000,000 shares to an aggregate of 4,000,000 shares of Common Stock. The purpose of the amendment is to provide a sufficient number of shares under the Option Plan for existing grants and expected grants over the next several years.

     The Board of Directors unanimously recommends a vote FOR the proposal to increase the number of shares reserved for issuance under the Option Plan by 1,000,000 to an aggregate of 4,000,000 shares of Common Stock.

NEW PLAN BENEFITS

     The grants of stock options under the Option Plan are made at the discretion of the Committee as discussed above. No option grants have been allocated for 1997 by the Committee except that the Committee granted options on an aggregate of 185,000 of common Stock to three officers of the Company, including 100,000 shares to Mark A. Zesbaugh, one of the executive officers named in the Compensation Table in January 1997 and has authorized the continuation of the anniversary option grant program under the Option Plan for 1997. Under the current anniversary option grant program, employees other than the executive officers receive a stock option grant on the anniversary date of their employment equal in number of shares (rounded to the closest whole number) to 1% of his or her annual salary at an exercise price equal to the greater of $10.00 or 150% of the closing bid price of the Company's Common Stock for the twenty trading days preceding the date of the grant. The options vest immediately and expire on the earlier to occur of: (i) ten years from the date of grant, or (ii) thirty days after termination of employment. In addition, the Committee has authorized continuation of stock option grants to employees who are nominated by their departments for outstanding leadership and performance. The recipients of these grants for 1997 have not been identified but the Committee expects to award options on approximately 85,000 shares for these purposes in 1997.

     The following table shows the plan benefits that would accrue to or be allocated to each of the five named executive officers, all executive officers as a group, all non-executive directors as a group and all non-executive officer employees as a group for the employment anniversary option grant program for 1997 under the Stock Option Plan, and no other accrual or allocation of stock option grants has been determined:

                                                     NUMBER OF SHARES FOR 1997
                                                     ANNIVERSARY OPTION GRANTS
NAME AND POSITION                                   UNDER 1990 STOCK OPTION PLAN
-----------------                                   ----------------------------
Robert W. MacDonald                                                0(1)
 Chairman of the Board and Chief Executive Officer

Daniel J. Rourke                                                   0(2)
 Senior Vice President and Chief Marketing Officer

Donald J. Urban                                                    0(2)
 Senior Vice President and Director of Sales

Margery G. Hughes                                                  0(2)
 President and Chief Operating Officer

Mark A. Zesbaugh                                                   0(2)
 Chief Financial Officer, Executive Vice President and Treasurer

All Executive Officers as a Group                                  0(2)

All Non-Executive Officers as a Group                              0(2)

All Employees Who Are Not Executive Officers as a
 Group                                                       150,000(3)

--------------------------
(1) Mr. MacDonald is not eligible for option grants under the Option Plan since he is a member of the Stock Option Committee which is authorized to make grants under the Option Plan.

(2) Executive Officers and non-executive directors are not eligible for employment anniversary stock option grants.

(3)  Estimated.


                                 PROPOSAL NO. 3

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has been the Company's independent auditors since its inception and has been recommended by the Board of Directors to be the Company's independent auditors for the year 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting, afforded the opportunity to make a statement and available to respond to questions.

     The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year 1997.

                                  OTHER MATTERS

     The Board of Directors does not intend to present to the Annual Meeting any other matters not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their best judgment.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal intended to be presented for action at the 1998 Annual Meeting by any shareholder of the Company must be received by Margery G. Hughes, President, Suite 600, Interchange North Building, 300 South Highway 169, Minneapolis, Minnesota 55426 not later than November 17, 1997, in order for such proposal to be included in the Company's Proxy Statement and form of proxy for the 1998 Annual Meeting. The Company is not required to include in its Proxy Statement and form of proxy for the 1998 Annual Meeting any shareholder proposal which does not meet all of the requirements then in effect for inclusion.

                             SOLICITATION OF PROXIES

     A copy of the Annual Report of the Company for the year ended December 31, 1996, has been mailed to each shareholder along with this Proxy Statement. Additional copies of the Annual Report, the Notice of Annual Meeting, the Proxy Statement and the accompanying proxy may be obtained from Margery G. Hughes, President, at the offices of the Company.

     The cost of preparing, assembling and mailing this Proxy Statement, the notice, the form of Proxy and other material which may be sent to the shareholders will be borne by the Company. In addition, directors, officers and regular employees of the Company and its subsidiary, at no additional compensation, may solicit proxies by telephone, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

     In order to assure the presence of the necessary quorum at the Annual Meeting, please sign and mail the enclosed Proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy will not prevent you from attending the meeting and voting in person, should you so desire.

                                         By Order of the Board of Directors

                                         /s/ Margery G. Hughes
                                         Margery G. Hughes
                                         PRESIDENT
March 12, 1997




PROXY                         LIFE USA HOLDING, INC.                       PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 15, 1997.

     The undersigned hereby appoints Robert W. MacDonald and Margery G. Hughes, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned's shares of Common Stock of Life USA Holding, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 15, 1997 at 9:00 a.m., and at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                            LIFE USA HOLDING, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   Election of Directors:

              HUGH ALEXANDER, JACK H. BLAINE, MARGERY G. HUGHES,
       BARBARA J. LAUTZENHEISER, ROBERT W. MACDONALD, DANIEL J. ROURKE,
            RALPH STRANGIS, DONALD J. URBAN, AND MARK A. ZESBAUGH

                 [ ] For       [ ] Withhold      [ ] For All Except*

     *(Except Nominee(s) written on the line below.)
________________________________________________________________________________

2. Approve an amendment to the Life USA Holding, Inc. 1990 Stock Option Plan, as amended, increasing the number of shares of the Company's Common Stock reserved for issuance under the Plan by 1,000,000 shares to an aggregate of 4,000,000 shares;

                 [ ] For        [ ] Withhold     [ ] Abstain

3. Ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year 1997:

                 [ ] For        [ ] Withhold     [ ] Abstain

4. In their discretion, any other matter that may properly come before the meeting or any adjournment thereof.

                 [ ] For        [ ] Withhold     [ ] Abstain

Please vote, date, sign and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

________________________________________________________________________________
Signature                                              Dated

________________________________________________________________________________
Signature, if held jointly                             Dated

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.